UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2010

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Compensatory Arrangements of Certain Officers

Attached is the form of the award letter for Performance Share awards made effective March 1, 2010 to the Company’s executives under the 3M 2008 Long-Term Incentive Plan.  These awards provide long-term incentive compensation to 3M’s executives based on the Company’s attainment of the performance criteria selected by the Compensation Committee of the Board of Directors.  These awards may result in the issuance of actual shares of 3M common stock following the completion of the performance period for the awards (which ends on December 31, 2012).

The above description is qualified in its entirety by reference to the actual form, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Form of 3M 2010 Performance Share Award

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

Dated: March 4, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of 3M 2010 Performance Share Award